UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

CSS Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2013, our C.R. Gibson, LLC (“C.R. Gibson”) business entered into a separation agreement with Laurie F. Gilner, the former President of C.R. Gibson. As previously disclosed in our Current Report on Form 8-K filed on December 3, 2013, Ms. Gilner’s employment as President of C.R. Gibson terminated on December 2, 2013. The following description of the separation agreement is qualified in its entirety by the provisions of such agreement, which is filed herewith as Exhibit 10.1.

Under the separation agreement, C.R. Gibson agreed to provide Ms. Gilner with severance benefits, medical benefits, and a cash payment of $6,000, which is in lieu of providing outplacement services. The severance benefits consist of salary continuation payments (payable in installments over twelve months) in the aggregate amount of $338,130, which is equal to Ms. Gilner’s annual base salary on her last day of employment with C.R. Gibson, and a continuation of automobile allowance payments of $1,000 per month for twelve months. The salary continuation payments, the automobile allowance payments, and the $6,000 cash payment in lieu of providing outplacement services are subject to and reduced by any applicable tax withholdings and payroll deductions.

The medical benefits consist of partial reimbursement for up to twelve months of the monthly medical insurance premiums paid by Ms. Gilner for her post-employment participation in our medical insurance program, plus reimbursement for the income and payroll taxes that Ms. Gilner incurs on such partial reimbursements. The partial medical insurance premium reimbursements are equal to the monthly premium amounts required to be paid by Ms. Gilner for such insurance coverage, less the amount that she would have been required to pay for such coverage (i.e., the normal employee contribution amount) if Ms. Gilner was employed by C.R. Gibson at such time.

As required as a condition to receiving benefits under the separation agreement, Ms. Gilner has executed and delivered a release of claims in favor of C.R. Gibson and its affiliates, including CSS Industries, Inc.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Separation Agreement and Release of Claims dated as of December 13, 2013 between C.R. Gibson, LLC and Laurie F. Gilner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By:	/s/ William G. Kiesling
William G. Kiesling
Vice President – Legal and Human Resources

Date: December 23, 2013

EXHIBIT INDEX

Exhibit	Description

10.1	Separation Agreement and Release of Claims dated as of December 13, 2013 between C.R. Gibson, LLC and Laurie F. Gilner